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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                                                  Percentage Ownership
Name of Subsidiary                 State of Incorporation             by Registrant
------------------                 ----------------------         --------------------
TeamBank, N.A.                              N/A                           100%
Fort Calhoun Savings Bank                   Nebraska                      100%
Community Bank                              Kansas                        100%